Exhibit 1.1
Execution Version

Louisiana Investment Recovery Funding I, L.L.C.

Entergy Louisiana LLC

$207,156,000
Senior Secured Investment Recovery Bonds

UNDERWRITING AGREEMENT

September 15, 2011

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1. Introduction.

  Entergy Louisiana Investment Recovery Funding I, L.L.C., a Louisiana limited liability company (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell $207,156,000 aggregate principal amount of its Senior Secured Investment Recovery Bonds (the “Bonds”), identified in Schedule I hereto, to the Underwriters named in Schedule II hereto.  The Issuer and Entergy Louisiana LLC, a limited liability company organized under the laws of the State of Texas and the Issuer’s direct parent (“ELL”), hereby confirm their agreement with the Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof, and the term “Underwriter” shall be deemed to mean any one of such Underwriters.  If the entity or entities listed in Schedule I hereto (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such entity or entities.  All obligations of the Underwriters hereunder are several and not joint.  If more than one entity is named in Schedule I hereto as a Representative, any action under or in respect of this underwriting agreement (this “Underwriting Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

2. Description of the Bonds.

The issuance of the Bonds is authorized by the Financing Order, Docket No. U-31894-B (the “Financing Order”), issued by the Louisiana Public Service Commission (the “LPSC”) on August 12, 2011 in accordance with Louisiana Electric Utility Investment Recovery Securitization Act, codified at Louisiana Revised Statutes 45:1251-1261 (the “Financing Act”).  The Bonds will be issued pursuant to an indenture to be dated as of September 1, 2011, as supplemented by a series supplement thereto relating to the Bonds (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”).  The Bonds will be senior secured obligations of the Issuer and will be secured by investment recovery property (as more fully described in the Financing Order, the “Investment Recovery Property”) to be sold to the Issuer by ELL pursuant to the Investment Recovery Property Purchase and Sale Agreement, to be dated on or about September 1, 2011, between ELL and the Issuer (the “Sale Agreement”).  The Investment Recovery Property (as defined in the Sale Agreement) securing the Bonds will be serviced pursuant to the Investment Recovery Property Servicing Agreement, to be dated on or about September 1, 2011 (the “Servicing Agreement”), between ELL, as servicer, and the Issuer, as owner of the Investment Recovery Property sold to it pursuant to the Sale Agreement.

3. Representations and Warranties of the Issuer.

  The Issuer represents and warrants to the Underwriters that:

(a) The Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and each of the Issuer and ELL, in its capacity as sponsor for the Issuer, has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form on June 24, 2011 (Registration Nos. 333-175117 and 333-175117-01), as amended by Amendment No. 1 thereto filed on August 30, 2011, including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $207,156,000 aggregate principal amount of the Bonds.  Such registration statement, as amended (“Registration Statement No. 333-175117”), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission.  No investment recovery bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-175117 have been previously issued.  References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement No. 333-175117, including any amendment thereto, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 (“Incorporated Documents”), if any, and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act that has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first Contract of Sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or Rule 430C shall be considered to be included in the Registration Statement as of the time specified in Rule 430B or Rule 430C as appropriate.  The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, are referred to herein as the “Final Prospectus,” and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus.”

(b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement, and the Indenture, at the Closing Date (as defined below), fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and, in each case, the applicable instructions, rules and regulations of the Commission thereunder, and the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder, and none of such documents include or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable instructions, rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or ELL by, or on behalf of, any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto, or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents, or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry System that are based solely on information contained in published reports of DTC.

(d) As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(b) below), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life, the expected amortization schedule, the expected sinking fund schedule, the interest rate, the price to the public and the underwriting discounts and commissions, in each case, relating to or in respect of the Bonds, was not included in the Pricing Prospectus).  The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ELL by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act.  References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.  References to the term “Applicable Time” mean 3:34 P.M., New York City time (2:34 P.M., Central time), on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, ELL and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into.  The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each Free Writing Prospectus listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) ELL or the Issuer has promptly notified or will promptly notify the Representatives and (ii) ELL or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ELL by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.

(f) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Law of the State of Louisiana, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the Limited Liability Company Agreement of the Issuer, dated as of June 7, 2011 (the “LLC Agreement”), the Administration Agreement, to be dated on or about September 1, 2011, between ELL and the Issuer (the “Administration Agreement”), and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Basic Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Basic Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Basic Documents and as described in the Pricing Prospectus; ELL is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g) The issuance and sale of the Bonds by the Issuer, the purchase of the Investment Recovery Property by the Issuer from ELL, the execution, delivery and compliance by the Issuer with all of the provisions of the Basic Documents to which the Issuer is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds or would have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Issuer (an “Issuer Material Adverse Effect”), nor will such action result in any violation of the Issuer’s Certificate of Formation or the LLC Agreement (collectively, the “Issuer Charter Documents”) or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties.

(h) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(i) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have an Issuer Material Adverse Effect, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

(j) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether  considered in a proceeding in equity or at law.  On the Closing Date, the Indenture will (i) comply as to form with the requirements of the Trust Indenture Act and (ii) conform to the description thereof in the Pricing Prospectus and the Final Prospectus.

(k) The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy; and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and the Final Prospectus.  The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and the Final Prospectus.

(l) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer, the Investment Recovery Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

(m) Other than any necessary action of the LPSC, any filings required under the Financing Act or the Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.

(n) Neither the Issuer nor ELL is, and after giving effect to the sale and issuance of the Bonds, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) Deloitte & Touche LLP, who have performed certain agreed upon procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(p) Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and the LLC Agreement has been duly and validly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy.

(q) The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Exchange Act set forth in the (i) undertaking, dated as of June 23, 2011, by the Issuer to Moody’s (as defined below), (ii) letter, dated June 21, 2011, from the Issuer to S&P (as defined below), and (iii) letter, dated June 22, 2011, between Fitch (as defined below, and together with Moody’s and S&P, the “Rating Agencies”) and the Issuer (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof .

4. Representations and Warranties of ELL.

  ELL represents and warrants to the Underwriters that:

(a) ELL, in its capacity as sponsor with respect to the Bonds, and jointly with the Issuer, has filed with the Commission Registration Statement No. 333-175117 for the registration under the Securities Act of up to $207,156,000 aggregate principal amount of the Issuer’s storm recovery bonds.  Registration Statement No. 333-175117 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of ELL, threatened by the Commission.

(b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (ii) at the date hereof, ELL was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder, and none of such documents include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder; provided, that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or ELL by, or on behalf of, any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents, or to any statements or omissions made in the Registration Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(d) As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life, the expected amortization schedule, the expected sinking fund schedule, the interest rate, the price to the public and the underwriting discounts and commissions, in each case, relating to or in respect of the Bonds, was not included in the Pricing Prospectus).  The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ELL by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.  ELL represents, warrants and agrees that it has treated and agrees that it will treat each Free Writing Prospectus listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or ELL notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) ELL or the Issuer has promptly notified or will promptly notify the Representatives and (ii) ELL or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ELL by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.

(f) ELL has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Texas, has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of ELL and its subsidiaries considered as a whole (an “ELL Material Adverse Effect”), and has all requisite power and authority to sell the Investment Recovery Property as described in the Pricing Prospectus and to otherwise perform its obligations under any Basic Document to which it is a party.  ELL is the beneficial owner of all of the limited liability company interests of the Issuer.

(g) ELL has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(h) The transfer by ELL of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer, the execution, delivery and compliance by ELL with all of the provisions of the Basic Documents to which ELL is a party, and the consummation by the Issuer and ELL of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ELL is a party or by which ELL is bound or to which any of the property or assets of ELL is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds.

(i) This Underwriting Agreement has been duly authorized, executed and delivered by ELL, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of ELL, enforceable against ELL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(j) ELL (i) is not in violation of its Articles of Organization effective December 31, 2005 or its Regulations effective December 31, 2005, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject which would be material to the issue and sale of the Bonds, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject which would be material to the issue and sale of the Bonds.

(k) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving ELL, the Investment Recovery Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

(l) Other than any necessary action of the LPSC, any filings required under the Financing Act or the Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which ELL makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.

(m) Neither ELL nor the Issuer is, and after giving effect to the sale and issuance of the Bonds, neither ELL or the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(n) Each of the Sale Agreement, the Servicing Agreement and the Administration Agreement has been duly and validly authorized by ELL, and when executed and delivered by ELL and the other parties thereto will constitute a valid and legally binding obligation of ELL, enforceable against ELL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy.

(o) There are no Louisiana transfer taxes related to the transfer of the Investment Recovery Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by ELL or the Issuer.

(p) Deloitte & Touche LLP are independent public accountants with respect to ELL as required by the Securities Act and the rules and regulations of the Commission thereunder.

(q) ELL, in its capacity as sponsor with respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.

5. Investor Communications.

(a) The Issuer and ELL represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and ELL and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus, required to be filed by the Issuer or ELL, as applicable, with the Commission or retained by the Issuer or ELL, as applicable, under Rule 433 under the Securities Act; provided that the prior consent of the parties hereto shall be deemed to have been given in respect of the term sheets and each other Free Writing Prospectus identified in Schedule III hereto.

(b) ELL and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file such final pricing term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for the offering of the Bonds.  The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c) Each Underwriter may provide to investors one or more Free Writing Prospectuses, including the term sheets identified in Schedule III hereto, subject to the following conditions:

(i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined below) to any person in connection with the initial offering of the Bonds, unless such Written Communication (A) is made in reliance on Rule 134 under the Securities Act, (B) constitutes a prospectus satisfying the requirements of Rule 430B, (C) constitutes “ABS informational and computational information” as defined in Item 1101 of Regulation AB, (D) is an Issuer Free Writing Prospectus listed on Schedule III hereto or (E) is an Underwriter Free Writing Prospectus (as defined below). “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

An “Underwriter Free Writing Prospectus” means any Free Writing Prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by ELL or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Prospectus or the Pricing Term Sheet (including, without limitation, (1) the size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of and access to the roadshow, ERISA eligibility, legal investment status and payment window of the Bonds and (2) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including the term sheets identified in Schedule III hereto, including but not limited to Rules 164 and 433 under the Securities Act.

(iii) All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

The Issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Issuer has filed with the SEC for more complete information about Issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, the Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

(iv) Each Underwriter covenants with the Issuer and ELL that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the Commission’s website at www.sec.gov.

(v) Each Underwriter agrees and covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus, the liability arising from its use shall be the sole responsibility of the Underwriter using such Underwriter Free Writing Prospectus unless such Underwriter Free Writing Prospectus was consented to in advance by ELL; provided, however, that, for the avoidance of doubt, (A) this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof and (B) no Underwriter shall be responsible for any errors or omissions in an Underwriter Free Writing Prospectus to the extent that such error or omission related to or was derived from any information provided by the Issuer or ELL.

6. Purchase and Sale.

  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto.  The Underwriters agree to make a public offering of the Bonds.  The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $725,046.

7. Time and Place of Closing; Substitution of Underwriters.

  Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives.  The hour and date of such delivery and payment are herein called the “Closing Date”.  Pursuant to Rule 15c6-1(d) of the Exchange Act Regulations, the parties have agreed that the Closing Date will be not less than five business days following the date hereof.  The Bonds shall be delivered to DTC or to the Indenture Trustee, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives.  The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority (“FINRA”) (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA's Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default, no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a) to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-tenth (1/10) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b) to procure one or more persons, reasonably acceptable to the Representatives and satisfactory to the Issuer, who are members of FINRA (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA's Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or ELL under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.  Termination by the Issuer under this Section 7 shall be without any liability on the part of the Issuer, ELL or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(ii) and 11 hereof.

8. Covenants.

(a) Covenants of the Issuer.  The Issuer covenants and agrees with the Underwriters that:

(i) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) as in the opinion of Counsel for the Underwriters (as defined below) a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Investment Recovery Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will promptly notify the Representatives of such event and, at its expense, amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(ii) The Issuer or ELL will, except as herein provided, pay or cause to be paid, all reasonable costs and expenses of the Issuer, the Indenture Trustee and the Underwriters incident to the performance of the obligations hereunder, including, without limiting the generality of the foregoing, (A) all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters; (B) all costs and expenses incident to the preparation, printing, reproduction and distribution of the Registration Statement as originally filed with the Commission and each amendment or supplement thereto, the Pricing Prospectus (including any amendments and supplements thereto), the Final Prospectus (including any amendments and supplements thereto), and any Issuer Free Writing Prospectuses; (C) all reasonable fees, disbursements and expenses of (1) the Issuer’s counsel, (2) ELL’s counsel, (3) the Indenture Trustee’s counsel, (4) Counsel for the Underwriters, (5) the Issuer’s accountants and (6) ELL’s accountants; (D) all fees charged by the Rating Agencies in connection with the rating of the Bonds; (E) all fees of DTC in connection with the book-entry registration of the Bonds; (F) all costs and expenses incurred in connection with the qualification of the Bonds for sale under the laws of such jurisdictions in the United States as the Representatives may designate, together with costs and expenses in connection with any filing with FINRA with respect to the transactions contemplated hereby (including counsel fees not to exceed $16,000); (G) and all costs and expenses of printing and distributing all of the documents in connection with the Bonds; and (H) all LPSC-approved fees, costs and expenses of the LPSC and its advisors and counsel in connection with the issuance of the Bonds.

(iii) The Issuer will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.  The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

(iv) If the sale of the Bonds provided for herein is not consummated because any condition set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of ELL or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 7 hereof) by any of the Underwriters, ELL or the Issuer will reimburse the Underwriters upon demand for the reasonable fees and disbursements of Counsel for the Underwriters, and will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $200,000, incurred by them in connection with the proposed purchase and sale of the Bonds.  The Issuer shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

(v) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(vi) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(aa) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer prior to, on or after the Closing Date, the Issuer shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(vii) The Issuer shall, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission the information required by Section 3.07(g) of the Indenture with respect to the Bonds.  To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(viii) The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.

(ix) So long as any of the Bonds are outstanding, the Issuer will furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) a copy of any filings with the LPSC pursuant to the Financing Act and the Financing Order including, but not limited to, any issuance advice letter (“Issuance Advice Letter”) filed with the LPSC pursuant to the Financing Order with respect to the Investment Recovery Bonds or any semi-annual or more frequent true-up request letters, and (C) from time to time, any information concerning the Issuer as the Representatives may reasonably request.

(x) So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.

(b) Covenants of ELL.  ELL covenants and agrees with the Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i) The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.

(ii) ELL, in its capacity as sponsor with respect to the Bonds, will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.

(iii) As soon as practicable, but not later than 19 months after the date hereof, ELL, in its capacity as sponsor with respect to the Bonds, will make generally available to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act with respect to the Bonds.

(iv) ELL, in its capacity as sponsor with respect to the Bonds, will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that neither the Issuer nor ELL shall be required to qualify as a foreign limited liability company or foreign corporation or dealer in securities, file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer or ELL, as applicable, to be unduly burdensome.

(v) ELL, in its capacity as sponsor with respect to the Bonds, will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Dewey & LeBoeuf LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to ELL and the Issuer.

(vi) To the extent permitted by applicable law and the agreements and instruments that bind ELL, ELL will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(vii) ELL will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(viii) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting ELL, the Bonds or the Investment Recovery Property or of which ELL shall be advised in writing by the Representatives shall occur that in ELL’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, ELL will cause the Issuer to promptly notify the Representatives of such event and, at ELL’s or the Issuer’s expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at ELL’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(ix) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, ELL will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(x) ELL will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(xi) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(aa) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by ELL prior to, on or after the Closing Date, ELL shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(xii) The initial investment recovery charge authorized pursuant to the Financing Order will be calculated in accordance with the Financing Order and will be set forth in the Issuance Advice Letter, which shall be submitted by ELL with the LPSC in a form consistent with the provisions of the Financing Order, within twenty-four (24) hours after the pricing of the Bonds.

(xiii) So long as the Bonds are rated by any Rating Agency, ELL, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.

9. Conditions to the Obligations of the Underwriters.

  The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and ELL contained in this Underwriting Agreement, on the part of ELL contained in Article III of the Sale Agreement, and on the part of ELL contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and ELL made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and ELL of their obligations hereunder, and to the following additional conditions:

(a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement.  In addition, all material required to be filed by the Issuer or ELL pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter with the Issuer’s consent and timely provided to the Issuer or ELL shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of ELL and the Issuer, authorized to act for each of ELL and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of ELL or the Issuer, as the case may be, threatened by, the Commission.

(c) Dewey & LeBoeuf LLP, as Counsel for the Underwriters, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (c) hereto), dated the Closing Date, with respect to the Bonds, the Indenture, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Crawford & Lewis, P.L.L.C., special bond counsel for the LPSC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (d) hereto), dated the Closing Date, regarding certain regulatory matters.

(e) Phelps Dunbar, L.L.P., Louisiana counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (e) hereto), dated the Closing Date, regarding various issues, including enforceability, certain Louisiana security interest matters and certain Louisiana perfection and priority issues.

(f) Sidley Austin LLP, counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (f) hereto), dated the Closing Date, regarding certain aspects of the transactions contemplated by the Basic Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code.

(g) Sidley Austin LLP, counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (g) hereto), dated the Closing Date, regarding various issues requested by the Representatives, including negative assurances and other corporate matters.

(h) Sidley Austin LLP, counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (h) hereto), dated the Closing Date, regarding bankruptcy issues.

(i) Phelps Dunbar, L.L.P., Louisiana counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (i) hereto), dated the Closing Date, regarding certain federal and Louisiana constitutional matters relating to the Investment Recovery Property.

(j) Sidley Austin LLP, counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (j) hereto), dated the Closing Date, regarding certain federal tax matters.

(k) Phelps Dunbar, L.L.P., Louisiana counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (k) hereto), dated the Closing Date, to the effect that the Investment Recovery Property is not subject to the lien of ELL’s Mortgage and Deed of Trust, dated as of April 1, 1944, as amended, supplemented and modified.

(l) Sidley Austin LLP, counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (l) hereto), dated the Closing Date, to the effect that ELL’s sale of the Investment Recovery Property to the Issuer pursuant to the Sale Agreement and that ELL’s performance of services for the Issuer pursuant to the Servicing Agreement will not conflict with, or result in a default under, ELL’s Credit Agreement, dated as of August 2, 2007, as amended.

(m) Reserved.

(n) Gregory A. Pletsch & Associates, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (n) hereto), dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

(o) Phelps Dunbar, L.L.P., Louisiana counsel for the Issuer and ELL, shall have furnished to the representatives their written opinion (substantially in the form attached as Annex I (o) hereto), dated the Closing Date, regarding certain Louisiana regulatory issues, including with respect to the characterization of the transfer of the Investment Recovery Property by ELL to the Issuer as a “true sale” for Louisiana law purposes.

(p) Phelps Dunbar, L.L.P., Louisiana counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (p) hereto), dated the Closing Date, regarding certain Louisiana regulatory issues and the prospectus.

(q) Sidley Austin LLP, counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (q) hereto), dated the Closing Date, regarding certain bankruptcy and creditors’ rights issues relating to the Issuer.

(r) Phelps Dunbar, L.L.P., Louisiana counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (r) hereto), dated the Closing Date, regarding certain Louisiana matters relating to the Issuer and the limited liability company law.

(s) Phelps Dunbar, L.L.P., Louisiana counsel for the Issuer and ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (s) hereto), dated the Closing Date, as to certain Louisiana tax matters.

(t) Duggins Wren Mann & Romero, LLP, Texas counsel for ELL, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (t) hereto), dated the Closing Date, with respect to additional corporate matters and creditor rights matters relating to the Issuer.

(u) Dawn A. Abuso, Esq., Senior Counsel—Corporate and Securities of Entergy Services, Inc., shall have furnished to the Representatives her written opinion (substantially in the form attached as Annex I (u) hereto), dated the Closing Date, with respect to certain additional corporate matters.

(v) Reserved.

(w) On or prior to the date of this Underwriting Agreement and on or before the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives one or more agreed upon procedure reports regarding certain calculations and computations relating to the Bonds, contained in the Pricing Prospectus, the Final Prospectus or any Free Writing Prospectus, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to Deloitte & Touche LLP reasonably necessary in order for Deloitte & Touche LLP to issue such reports.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the Rating Agency letters required by subsection (aa) of this Section 9 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Pricing Prospectus.

(y) The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(z) Since the respective dates as of which information is given in each of the Registration Statement and the Pricing Prospectus, and as of the Closing Date, there shall have been no (i) material adverse change in the business, property or financial condition of ELL and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (ii) adverse development concerning the business or assets of ELL and its subsidiaries, taken as a whole, or the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of ELL and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (iii) development which would be reasonably likely to result in a material adverse change in the Investment Recovery Property, the Bonds or the Financing Order.

(aa) At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a Standard & Poor's Financial Services LLC business (“S&P”), and Fitch, Inc. (“Fitch”), and the Issuer shall have delivered to the Underwriters a letter from each such Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s, S&P and Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(bb) The Issuer and ELL shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of ELL and the Issuer, authorized to act for each of ELL and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and ELL herein, in the Sale Agreement, the Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and ELL of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (z) of this Section 9 and as to such other matters as the Representatives may reasonably request.

(cc) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Financing Act, the Financing Order and other applicable law reflecting sale of the Investment Recovery Property under the Sale Agreements and the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite financing statements in the office of the clerk of Orleans Parish of the State of Louisiana and in the office of the Secretary of State of the State of Texas.

(dd) On or prior to the Closing Date, ELL shall have funded the capital subaccount of the Issuer with cash in an amount equal to $1,035,780.

(ee) The Issuer and ELL shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies on or prior to the Closing Date such opinions and certificates, including the Rating Agencies Letter, as the Rating Agencies shall have reasonably requested prior to such Closing Date.

(ff) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, of (i) a certificate that attaches a true, correct and complete copy of the Financing Order and certifies such copy to be the act and deed of the LPSC and (ii) a certificate that states the Financing Order has not been altered, rescinded, amended, modified, revoked, or supplemented, and is irrevocable, as of the Closing Date.

(gg) An Issuance Advice Letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the LPSC and shall have become effective, and a “Concurrence” issued.

Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (i) include the Underwriters as addressees or (ii) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10. Conditions of Issuer’s Obligations.

  The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and (b) the Financing Order has not been altered, rescinded, amended, modified, revoked, or supplemented, and is irrevocable, as of the Closing Date.  In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters.  Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(ii) and 11 hereof.

11. Indemnification and Contribution.

(a) ELL and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter, and its directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Financing Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus, the Issuer Free Writing Prospectuses or in any amendment thereof or amendment or supplement thereto, (iii) the omission or alleged omission to state in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any information prepared by or on behalf of the Issuer or ELL and provided to the Underwriters, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuer nor ELL will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or ELL by or on behalf any Underwriter through the Representatives specifically for inclusion therein it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto, or arises out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of entry into the contract for such sale of the Bonds) (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the entry into the contract for the sale of the Bonds to such person, unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of entry into the contract for such sale of the Bonds) at the time of entry into the contract for such sale of the Bonds.

(b) Each Underwriter severally agrees to indemnify and hold harmless ELL and the Issuer, each of their directors, officers and managers, each of their officers, directors or managers who signs the Registration Statement, and each person who controls ELL or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Financing Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus, the Issuer Free Writing Prospectuses or in any amendment thereof or amendment or supplement thereto, (iii) the omission or alleged omission to state in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to written information relating to such Underwriter furnished to the Issuer or ELL by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) ELL and the Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement.  In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, that if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action).  Each of ELL, the Issuer and the Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, ELL, the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and ELL, on the one hand, and by such Underwriter, on the other hand, from the offering of the Bonds.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, ELL, the Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of ELL, the Issuer and the applicable Underwriter respectively in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by ELL, the Issuer or such Underwriter, as the case may be.  ELL, the Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director or officer of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or ELL within the meaning of either the Securities Act or the Exchange Act, each director, officer or manager of the Issuer or ELL who shall have signed the Registration Statement and each director, officer or manager of the Issuer or ELL shall have the same rights to contribution as the Issuer or ELL, subject in each case to the applicable terms and conditions of this paragraph (d).  The Underwriters’ obligations in this Section 11 to contribute are several in proportion to the respective principal amounts of Bonds set forth opposite their names in Schedule II hereto and not joint.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting fees, discounts and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

12. Termination.

  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by written notice given to ELL and the Issuer prior to delivery of and payment for the Bonds, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, properties or financial condition of the Issuer or ELL or (B) the Investment Recovery Property, the Bonds, the Financing Order or the Financing Act, the effect of which, in either case and in the reasonable judgment of the Representatives, materially impairs the investment quality of the Bonds or makes it impractical or inadvisable to market the Bonds, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by federal, State of New York or State of Louisiana authorities, (iv) there shall have occurred a material disruption in securities settlement, payment or clearing systems, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or (vi) there shall have occurred any terrorist act in the United States or any other calamity (including any natural calamity, such as an earthquake) or crisis or any change in financial, political or economic condition in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto).

13. Representations, Warranties and Covenants of the Underwriters.

  The Underwriters, severally and not jointly,  represent, warrant and agree with the Issuer and ELL that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or ELL, the Representatives (x) have not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or ELL advises the Underwriters that such Rating Information is posted to the Issuer’s website maintained by the Issuer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) have not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or ELL.  For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

14. Absence of Fiduciary Relationship.

  Each of the Issuer and ELL acknowledges and agrees that the Issuer and ELL, respectively, each have arm’s length business relationships with the Underwriters and their affiliates, that create no fiduciary duty on the part of the Underwriters and their affiliates, in connection with all aspects of the transactions contemplated by this Underwriting Agreement, and each such party expressly disclaims any fiduciary relationship.  Nothing in this Section is intended to modify in any way the Underwriters’ obligations expressly set forth in the Underwriting Agreement.  Notwithstanding any other provision of this Underwriting Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Issuer and ELL (and each employee, representative or other agent of the Issuer or ELL, as the case may be) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuer or ELL relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal, state or local income tax treatment of the sale of the Investment Recovery Property, the collection of the Investment Recovery Charges or the payment on the Bonds, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal, state or local income tax treatment of the transactions contemplated hereby.

15. Notices.

  Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Underwriting Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, three days after deposit in the United States mail with proper first class postage prepaid, at the addresses specified below until otherwise provided, in writing, by the respective parties:

If to the Representatives:	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Investment Banking Division Facsimile: 212-507-8999

If to ELL:	Entergy Louisiana, LLC 639 Loyola Avenue New Orleans, Louisiana 70113 Attention: Treasurer Facsimile: 504-576-4455

If to the Issuer:	Entergy Investment Recovery Funding I, L.L.C. 4809 Jefferson Highway Jefferson, Louisiana 70121 Attention: Manager Facsimile: 504-840-2681

16. Successors.

  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

17. Applicable Law.

  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. Counterparts.

  This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

19. Integration.

  This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, ELL and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature page follows]

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Exhibit 1.1
Execution Version

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among ELL, the Issuer and the Underwriters.

Very truly yours,

Entergy Louisiana, LLC

By:       /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer

Entergy Louisiana Investment Recovery Funding I, L.L.C.

By:       /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted by the
Representatives on behalf of the
Underwriters named in Schedule II hereto:

By: Morgan Stanley & Co. LLC

By:       /s/ Charles N. Atkins
Name: Charles N. Atkins
Title: Executive Director

SCHEDULE I

Underwriting Agreement dated September 15, 2011

Registration Statement Nos.:  333-175117 and 333-175117-01

Representative:

Morgan Stanley & Co. LLC
1585 Broadway New York, New York 10036 Attention: Investment Banking Division Facsimile: 212-507-8999

Title, Purchase Price and Description of Bonds:

Title:	Entergy Louisiana Investment Recovery Funding I, L.L.C. Senior Secured Investment Recovery Bonds

Total Principal Amount	Interest Rate	Price to Public
$207,156,000	2.040%	99.98345%

Aggregate price to be paid to the Issuer by the Underwriters for the Bonds:	$206,396,678
Underwriters’ fees:	$725,046
Original Issue Discount (if any):	$34,284.32
Redemption provisions:	None
Other provisions:	None
Closing Date and Time:	September 22, 2011, 10:00 a.m., New York City time
Closing Location:	Offices of: Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

SCHEDULE II

Name of Underwriters	Principal Amount of Bonds
Morgan Stanley & Co. LLC	$ 113,936,000
Citigroup Global Markets Inc.	51,789,000
Morgan Keegan & Company, Inc.	20,716,000
Stephens Inc.	20,715,000
TOTAL	$ 207,156,000

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.           Free Writing Prospectuses not required to be filed with the Commission

Electronic Road Show

B.	Free Writing Prospectuses Required to be filed with the Commission pursuant to Rule 433 of the Securities Act

•	Preliminary Term Sheet, dated September 12, 2011, as filed with the Commission on September 12, 2011

•	Pricing Term Sheet, dated September 15, 2011, as filed with the Commission on September 16, 2011

SCHEDULE IV

DESCRIPTIVE LIST OF UNDERWRITER PROVIDED INFORMATION

A: Pricing Prospectus:
(a)under the heading “UNDERWRITING THE INVESTMENT RECOVERY BONDS” in the prospectus supplement:
(i)the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Investment Recovery Bonds”,
(ii)the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Investment Recovery Bonds” (except the last sentence thereof),
(iii)the last sentence of the third full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Investment Recovery Bonds”,
(iv)the entire paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Investment Recovery Bonds”, and
(v)the second paragraph under the caption “Notice to Residents of Singapore”; and

(b)under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE INVESTMENT RECOVERY BONDS” in the base prospectus, the first sentence under the caption “The absence of a secondary market for the investment recovery bonds might limit your ability to resell your investment recovery bonds”.

B. Final Prospectus:
(a)under the heading “UNDERWRITING THE INVESTMENT RECOVERY BONDS” in the prospectus supplement:
(i)the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Investment Recovery Bonds”,
(ii)the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Investment Recovery Bonds” (except the last sentence thereof),
(iii)the last sentence of the third full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Investment Recovery Bonds”,
(iv)the entire paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Investment Recovery Bonds”, and
(v)the second paragraph under the caption “Notice to Residents of Singapore”; and

(b)under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE INVESTMENT RECOVERY BONDS” in the base prospectus, the first sentence under the caption “The absence of a secondary market for the investment recovery bonds might limit your ability to resell your investment recovery bonds”.

Annex I (c)

Opinion of Dewey & LeBoeuf LLP regarding the Bonds, the Indenture, the Registration Statement and other related matters

1.	The Indenture constitutes a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

2.	The Bonds, upon payment therefor pursuant to the Agreement, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

3.
The statements made in the Pricing Prospectus and the Final Prospectus under the headings “Description of the Investment Recovery Bonds” (other than the statements under the subheading “Description of the Investment Recovery Bonds—Investment Recovery Bonds Will Be Issued in Book-Entry Form”), “The Sale Agreement” and “The Servicing Agreement”, constitute accurate summaries of the legal matters or certain provisions of documents referred to therein, are accurate summaries in all material respects.

4.	The Indenture has been duly qualified under the Trust Indenture Act of 1939.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Company.

6.
Except as to financial, numerical or statistical data included or incorporated by reference in the Registration Statement, the Registration Statement, as of the Effective Date, and the Final Prospectus, as of its date, appear on their face to be appropriately responsive as to form in all material respects to the applicable provisions of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder

This opinion letter will also include a negative assurance statement with respect to the Registration Statement, the Pricing Prospectus and the Final Prospectus.

Annex I (d)

Opinion of Crawford & Lewis, P.L.L.C., special bond counsel for the LPSC, regarding certain regulatory matters

1.
The Financing Order was duly authorized and issued by the LPSC in accordance with all applicable Louisiana laws, rules and regulations (including the Louisiana Electric Utility Investment Recovery Securitization Act, Act No. 988 of 2010, Louisiana Revised Statutes 45:1251-1261; the Financing Order and the process by which it was issued comply with all applicable Louisiana laws, rules and regulations, including the Securitization Law; and the Financing Order is in full force and effect and is final and not appealable.

2.
The Securitization Law was duly enacted by the Legislature of the State of Louisiana  in accordance with all applicable Louisiana laws, has not been amended, repealed or rescinded and is in full force and effect.  The validity of the Securitization Law (insofar as it relates to the transactions contemplated in connection with the issuance of the Bonds) is not the subject of any pending litigation or appeal.

3.	The transaction conforms to the Financing Order in all material respects.

4.	All meetings of the LPSC pertaining to the Financing Order were properly called in accordance with Louisiana laws and a quorum was present and acting throughout.

5.
There are no legal or governmental proceedings, pending or threatened, relating to the Financing Order or the collection of Investment Recovery Charges, of a character required to be disclosed in the Registration Statement.

Annex I (e)

Opinion of Phelps Dunbar, L.L.P regarding various issues, including enforceability, certain Louisiana security interest matters and certain Louisiana perfection and priority issues.

1.
Each of the Indenture, the Sale Agreement, the Servicing Agreement and the Administration Agreement constitutes the valid and binding obligation of the Issuer and the Company, as the case may be, which is a party thereto, enforceable against the Issuer and the Company, as applicable, in accordance with its terms.

2.
When the Investment Recovery Bonds have been authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Investment Recovery Bonds will be entitled to the benefits of the Indenture and will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

3.
A Louisiana state court, or a federal court applying Louisiana conflict-of law rules, would give effect to the choice of the laws of New York (to the extent so stated therein) as the governing law in the Underwriting Agreement, except (i) to the extent the chosen (New York) law contravenes the public policy of the state whose law otherwise would be applicable under the State of Louisiana’s choice of law principles (generally, as to contractual issues other than capacity or form, the law of the state whose policies would be most seriously impaired if its law were not applied to that issue), and (ii) insofar as federal laws may apply.

4.
No Governmental Approvals are required for the valid issuance, authentication, and delivery of the Investment Recovery Bonds or the execution, delivery and performance by the Issuer of its obligations under each transaction document to which it is a party, except for (i) the Financing Order and the Governmental Approvals expressly contemplated therein, each of which has been obtained on or prior to the date hereof, and (ii) the filings contemplated by paragraphs 6, 8 and 12 below. “Governmental Approvals” means any order, consent, approval or authorization of, or filing, recording or registration with, any governmental body or authority of the State of Louisiana pursuant to any Applicable Laws, or to their knowledge any Louisiana state court or federal court sitting in Louisiana pursuant to any judgment, decree or order specifically directed to the Company or the Issuer.  “Applicable Laws” means those statutes, rules and regulations of the State of Louisiana which in our experience are normally applicable to transactions of the type provided for in the Transaction Documents.  Furthermore, the term “Applicable Laws” does not include any Louisiana statute, rule, or regulation relating to, (i) pollution or protection of the environment, (ii) zoning land use, building, or construction, (iii) labor, employee rights and benefits, or occupational safety and health, (iv) antifraud, (v) antitrust, (vi) taxation, or (vii) “Blue Sky” laws and the offer, issuance, or sale of securities, or any parish or municipal ordinance or rule or other local law.

5.
The issuance and sale of the Investment Recovery Bonds by the Issuer, the execution and delivery by the Issuer of each of the transaction documents and the performance by the Issuer of its obligations under each of the foregoing do not violate applicable provisions of (i) any present Applicable Laws, or (ii) to their knowledge, any judgment, decree or order of any court or governmental agency or body of the State of Louisiana specifically directed to the Issuer, in any manner that would have a material adverse effect on the business of the Issuer or the transactions contemplated in the Transaction Documents.

6.
      (a)           The delivery of the executed Sale Agreement from the Company to the Issuer is effective to transfer ownership to the Issuer of all of the rights of the Company with respect to the Investment Recovery Property (including, without limitation, the right to impose, bill, charge, collect, periodically adjust and receive any amounts payable by any Customer in respect of the Investment Recovery Property). Under the terms of Section 1255 of the Investment Recovery Securitization Law, based upon the delivery of the executed Sale Agreement from the Company to the Issuer and the filing of the Transfer Filing with a Filing Officer, the transfer of ownership of the Investment Recovery Property (including revenues and collections arising from the Investment Recovery Charges) is perfected and effective under Louisiana law against the Company, as seller thereunder, and against all third parties, including subsequent lien creditors of the Company.

(b)           If the last sentence of Section 2.01(a) of the Sale Agreement is operative, based upon the filing of a precautionary filing with a Filing Officer (and the issuance of the Financing Order, the execution and delivery of the Sale Agreement, and the receipt of value by the Company), the security interest of the Issuer in the Investment Recovery Property granted by the Company would be perfected under Louisiana law.

7.
A valid and enforceable security interest in the Investment Recovery Property has been created and has attached in favor of the Trustee to secure the Investment Recovery Bonds, by (i) issuance of the Financing Order, (ii) the execution and delivery of a security agreement, being the Indenture by the Issuer in connection with the issuance and funding of the Investment Recovery Bonds, and (iii) the receipt of value by the Issuer for the Investment Recovery Bonds.

8.
The “Filings” with respect to the Investment Recovery Property (being the Transfer Filing, the Precautionary Filing and the Act Lien Filing) are in appropriate form for filing pursuant to the Investment Recovery Securitization Law and the Uniform Commercial Code – Secured Transactions (Chapter 9 of the UCC) (the “Louisiana UCC”) with respect to the Investment Recovery Property and have been duly filed with an appropriate Filing Officer and the fees and document taxes, if any, payable in connection with the said filing of such financing statements have been paid in full.

9.
Based upon the matters (i) through (iii) listed in opinion paragraph 7 above and the filing of the Act Lien Filing (and, if the last sentence of Section 2.01(a) of the Sale Agreement is operative, the Precautionary Filing) with a Filing Officer, the security interest in the Investment Recovery Property (including revenues and collections arising from the Investment Recovery Charges) granted by the Issuer to the Trustee is perfected.

10.
The security interest of the Trustee in the Investment Recovery Property will rank as to conflicting perfected security interests according to priority in time of perfection, and has priority over an unperfected security interest and over a person who becomes a lien creditor after the perfection of the Trustee’s security interest. Search reports would reflect the records of the proper filing office necessary to identify those parties who under the Louisiana UCC and the Investment Recovery Securitization Law have on file financing statements against the Company or the Issuer covering the Investment Recovery Property as of the effective date and time of such search reports. Search reports would identify no secured party who has filed a currently effective financing statement with a Filing Officer naming either the Company or the Issuer as debtor that purports to cover the Investment Recovery Property, other than the Filings.  Based on such search reports, such security interest in the Issuer’s rights in the Investment Recovery Property is first priority, as of the effective date of such searches.

11.
Insofar as the Louisiana UCC is applicable to the Investment Recovery Bond Collateral which is not Investment Recovery Property (“Other Bond Collateral”), the Indenture (x) creates a valid security interest in favor of the Trustee upon the Issuer’s rights in those items and types of the Other Bond Collateral described therein (i) in which a security interest may be created under the Louisiana UCC and (ii) in which the Issuer currently has rights, and (y) will create a valid security interest in favor of the Trustee upon the Issuer’s rights in such items and types of such Other Bond Collateral in which the Issuer in the future obtains rights, all as security for the Investment Recovery Bonds.

12.
The UCC Filing is in an appropriate form for filing in the State of Louisiana under the Louisiana UCC and has been duly filed with an appropriate Filing Officer, and the fees and document taxes, if any, payable in connection with the said filing of the financing statement have been paid in full. The Trustee has a perfected security interest in the Issuer’s rights in that portion of the Other Bond Collateral that may be perfected by the filing in Louisiana of a UCC financing statement with a Filing Officer and the proceeds thereof (as defined in the Louisiana UCC). Insofar as the Louisiana UCC is applicable to the Other Bond Collateral, a Filing Officer is the appropriate office in which to file a financing statement to perfect a security interest in the Issuer’s rights in Other Bond Collateral, except if the Other Bond Collateral is a titled motor vehicle or titled vessel or titled outboard motor. You should be aware, however, that the perfection, the effect of perfection or nonperfection, and the priority of a security interest held by the Trustee having control of deposit accounts or security accounts is not governed by Louisiana law if the agreement between the Trustee and the Issuer governing such account elects another jurisdiction as the governing law.

13.
The Search Reports reflect the records of the proper filing office necessary to identify those parties who under the Louisiana UCC or the Investment Recovery Securitization Law have on file financing statements against the Issuer covering the Other Bond Collateral as of the effective date and time of such Search Reports. The Search Reports identify no secured party who has filed a financing statement with a Filing Officer naming the Issuer as debtor and describing any currently effective security interest in any of the Other Bond Collateral, other than the Filings.

14.
Insofar as the Louisiana UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Issuer of the filing of the UCC Filing for purposes of Section 9-509 of the Louisiana UCC.

15.
Insofar as Article 9 of the Louisiana UCC is applicable (without regard to conflict of laws principles), for purposes of the Louisiana UCC, the Issuer is a “registered organization” (as defined in Section 9-102(a)(70) of the Louisiana UCC).

Annex I (f)

Opinion of Sidley Austin LLP regarding certain aspects of the transactions contemplated by the Basic Documents, including the Indenture and the Trustee’s security interest under the Uniform
Commercial Code

1.	The Indenture has been duly qualified under the Trust Indenture Act and no qualification of the Series Supplement is necessary under the Trust Indenture Act.

2.
All instruments furnished to the Trustee pursuant to the Indenture and Series Supplement conform to the requirements set forth in the Indenture and Series Supplement and constitute all of the documents required to be delivered under the Indenture and Series Supplement for the Trustee to authenticate and deliver the Bonds. All conditions precedent provided for in the Indenture and Series Supplement relating to the authentication and delivery of the Bonds have been complied with.

3.
The Registration Statement covering the Bonds has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

4.
Neither the Issuer nor ELL is now and, assuming that the Issuer uses the net proceeds of the sale of the Bonds for the purpose of acquiring the Investment Recovery Property in accordance with the terms of the Sale Agreement following the sale of the Bonds to the Underwriters pursuant to the Underwriting Agreement, nor will be required to be registered under the Investment Company Act of 1940, as amended.

5.
No authorization, approval or consent of any federal governmental body or bodies having jurisdiction in the premises is required for the valid issuance, authentication and delivery of the Bonds and for the valid execution and delivery by the Issuer of each of the relevant documents except for such authorizations, approvals or consents of federal governmental bodies that have been obtained.

6.
No consent, approval, authorization or other order of, or filing or registration with, any New York State or federal governmental regulatory body under any Applicable Laws, other than those already obtained or made, is required for the consummation by ELL and the Issuer of the transactions contemplated by the Relevant Documents and the Underwriting Agreement or in connection with the execution, delivery and performance by ELL or the Issuer of the Relevant Documents to which it is a party and the Underwriting Agreement.

7.
The issue and sale of the Bonds by the Issuer, the execution and delivery by the Issuer of each of the Relevant Documents and the Underwriting Agreement and the performance by the Issuer of its obligations under each of the foregoing, each in accordance with its terms, will not (A) result in the breach or violation of, or constitute a default under any indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party to or by which it is bound or to which its property is subject, or (B) result in a violation of any provision of any Applicable Law or, to Sidley Austin LLP’s knowledge, any judgment, decree or order of any New York State or federal governmental body or agency or court specifically directed to the Issuer, in any manner which, in the case of this clause (B), would have a material adverse effect on the business of the Issuer or the transactions contemplated by the Underwriting Agreement and the Relevant Documents.

8.
The execution and delivery by ELL of, and performance by ELL of its obligations under, each of the Relevant Documents to which ELL is a party and the Underwriting Agreement, each in accordance with its terms, will not result in a violation of any provision of any Applicable Law or to Sidley Austin LLP’s knowledge any judgment, decree or order of any New York State or federal governmental body or agency or court specifically directed to ELL, in any manner that would have a material adverse effect on the business of ELL or the transactions contemplated by the Underwriting Agreement and the Relevant Documents.

9.
To the extent that the Collection Account is a Securities Account, the provisions of the Indenture are effective to perfect by control the security interest of the Trustee, for the benefit of the Secured Parties, in the Collection Account and the Security Entitlements with respect to the Financial Assets credited to the Collection Account and, subject to and to the extent provided in Section 9-315 of the NY UCC and the Federal Book-Entry Regulations, identifiable cash proceeds thereof. Such security interest will have priority over any security interest held by a secured party perfected by a means other than control.

Annex I (g)

Opinion of Sidley Austin LLP regarding various issues requested by the Representatives, including negative assurances and other corporate matters

1.
The Bonds conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus, the Issuer Free Writing Prospectuses and the Prospectus, and the statements set forth in the Preliminary Prospectus, the Issuer Free Writing Prospectuses and the Prospectus under the headings “Entergy Louisiana Investment Recovery Funding I, L.L.C., The Issuing Entity,” “The Sale Agreement,” “The Servicing Agreement,” “Description of the Investment Recovery Bonds” and “Security for the Investment Recovery Bonds,” to the extent they constitute descriptions of certain provisions of the LLC Agreement, the Sale Agreement, the Servicing Agreement or the Indenture, accurately describe those provisions in all material respects.

2.
The description of certain provisions of federal statutes and regulations set forth in the Preliminary Prospectus, the Issuer Free Writing Prospectuses and the Prospectus under the headings “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer”, “How A Bankruptcy May Affect Your Investment” and “ERISA Considerations” accurately describes such provisions in all material respects.

3.
The statements set forth in the Preliminary Prospectus, the Issuer Free Writing Prospectuses and the Prospectus under the sections captioned “Prospectus Summary—Tax Status” and “Material U.S. Federal Income Tax Consequences,” to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by Sidley Austin LLP and provide a fair summary and are correct in all material respects.

4.
The Registration Statement is effective under the Securities Act; and based solely upon the oral advice of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

5.
Neither ELL nor the Issuer is now and, assuming that the Issuer uses the net proceeds of the sale of the Investment Recovery Bonds in accordance with the Financing Order and the Sale Agreement, neither the Issuer nor ELL will be required to register under the Investment Company Act of 1940, as amended.

6.	Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

7.
The Registration Statement and the Prospectus (in each case other than (A) the financial statements and financial schedules and other financial, numerical, statistical and quantitative information included or incorporated by reference therein, (B) the Incorporated Documents and (C) the Trustee’s statement of eligibility on Form T-1), as of their respective effective or issue dates, as the case may be, comply as to form in all material respects with the applicable requirements of the Securities Act and Securities Act Regulations.

8.
To Sidley Austin LLP’s knowledge, there is no contract or other document of a character to which the Issuer or ELL is a party which is required to be described in the Registration Statement, Preliminary Prospectus, the Issuer Free Writing Prospectuses or the Prospectus or filed as an exhibit to the Registration Statement that is not described or filed as required.

In acting as special counsel to ELL and the Issuer in connection with the transactions described in the first paragraph above, Sidley Austin LLP has participated in conferences with officers and other representatives of the Issuer and ELL, representatives of the independent public accountants of the Issuer and ELL, and representatives of and counsel to the Underwriters, at which conferences the contents of the Registration Statement, the Preliminary Prospectus and Issuer Free Writing Prospectuses and the Prospectus and related matters were discussed. Although Sidley Austin LLP is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and Issuer Free Writing Prospectuses, the Prospectus or the Incorporated Documents (except to the extent set forth in paragraphs 1, 2, 3, 7 and 8 above), no fact has come to Sidley Austin LLP’s attention that has caused them to believe that: (i) the Registration Statement, as of the “new effective date” with respect to the Underwriters and the Investment Recovery Bonds, pursuant to and within the meaning of Rule 430B(f)(2) of the Securities Act Regulations, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Preliminary Prospectus and Issuer Free Writing Prospectuses, when read as a whole, at the Applicable Time and as of the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the Prospectus, as of its date, included, and as of the date of the opinion includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that that no they will make no opinion or statement with respect to: (A) any financial, numerical or statistical information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectuses or the Prospectus; (B) except as set forth in paragraphs 1 and 7 above, any other information incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectuses or the Prospectus; and (C) any information included or incorporated by reference in or omitted from the Form T-1.

Annex I (h)

Opinion of Sidley Austin LLP regarding bankruptcy issues

1.
If ELL were to become a Debtor (regardless of whether the Issuer is also a Debtor) a Court would not disregard the separate limited liability company existence of the Issuer so as to consolidate the Issuer’s assets and liabilities with those of ELL.

2.
If ELL were to become a Debtor (regardless of whether the Issuer is also a Debtor) a United States Bankruptcy Court would hold that the sale of the Investment Recovery Property in the manner contemplated under the Sale Agreement constitutes a true sale or other absolute transfer of such Investment Recovery Property rather than a borrowing by ELL secured by the Investment Recovery Property, and therefore would also hold that (a) the Investment Recovery Property (including the revenues and collections thereon) is not property of the estate of ELL under Section 541(a)(1) or 541(a)(6) of the Bankruptcy Code and (b) Section 362(a) of the Bankruptcy Code would not apply to prevent ELL in its capacity as Servicer from paying IRC Collections to the Issuer and its assigns.

Annex I (i)

Opinion of Phelps Dunbar, L.L.P. regarding certain Louisiana constitutional matters relating to the Investment Recovery Property

The pledges are not an impermissible attempt to "contract away" the police power of the State of Louisiana, and will not be disregarded under the reserved powers doctrine so as to preclude a reviewing court of competent jurisdiction from holding that violation of the terms of the Pledges, in applicable factual circumstances, is reversible by the courts.

Legislative Pledge

The Legislative Pledge by the Louisiana Legislature not to take any action that impairs the value of the Investment Recovery Property or alter the pertinent provisions of the Securitization Act unambiguously indicates the State's intent to be bound with the Bondholders and, subject to the qualifications, limitations and assumptions set forth in the opinion, supports the conclusion that the Legislative Pledge constitutes a binding contractual relationship between the State and the Bondholders for purposes of the Federal and Louisiana Contract Clauses. In their opinion, subject to the qualifications, limitations and assumptions set forth in the Opinion (including the assumption that any impairment be "substantial"), a reviewing court of competent jurisdiction would hold that the State of Louisiana could not constitutionally repeal or amend the Securitization Act or take any other action contravening the Legislative Pledge and creating an impairment (without, as the Securitization Act requires, providing full compensation by law for the full protection of the Investment Recovery Charges to be collected pursuant to the Financing Order and full protection of the Bondholders), unless such court would determine that such impairment clearly is a reasonable and necessary exercise of the State of Louisiana's sovereign powers based upon reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action.

That a reviewing court of competent jurisdiction would hold, if it concludes that the Investment Recovery Property is protected by the takings clauses, that the State would be required to pay just compensation to Bondholders, as determined by such court, if the Louisiana Legislature repealed or amended the Securitization Act or took any other action contravening the Legislative Pledge, if the court determines doing so constituted a permanent appropriation of a substantial property interest of the Bondholders in the Investment Recovery Property and deprived the Bondholders of their reasonable expectations arising from their investments in the Bonds. There is no assurance, however, that, any such award of compensation would be sufficient to pay the full amount of principal of and interest on the Bonds.

LPSC Pledge

That a Louisiana state court reviewing an appeal of LPSC action of a legislative character would conclude that the LPSC Pledge (i) creates a binding contractual obligation of the State of Louisiana for purposes of the Federal Contract Clause and the Louisiana Contract Clause and (ii) provides a basis upon which the Bondholders could challenge successfully on appeal any such action by the LPSC of a legislative character, including the rescission or amendment of the Financing Order, that such court determines violates the LPSC Pledge in a manner that substantially reduces, limits or impairs the value of the Investment Recovery Property including the Investment Recovery Charges, prior to the time that the Bonds are fully paid and discharged, unless there is a judicial finding that the LPSC action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority.

Securitization Act

That the Securitization Act is constitutional in all material respects under the United States Constitution. Further, it is also our opinion, subject to all of the qualifications, limitations and assumptions set forth in this Opinion, that the State Pledge is not an impermissible attempt to “contract away” the police power of the State of Louisiana, and will not be disregarded under the reserved powers doctrine, and that the Securitization Act is constitutional in all material respects under the Louisiana Constitution.

Annex I (j)

Opinion of Sidley Austin LLP regarding certain federal tax matters

For federal income tax purposes: (i) ELL will not be treated as recognizing gross income upon the issuance of the Investment Recovery Bonds, (ii) the Issuer will not be subject to federal income tax as an entity separate from ELL (the Issuer’s sole member) and (iii) the Investment Recovery Bonds will constitute the indebtedness of ELL.

Annex I (k)

Opinion of Phelps Dunbar, L.L.P, regarding ELL’s Mortgage and Deed of Trust

Under Louisiana law the rights and interests of the Company under the Financing Order and the other Investment Recovery Property are not subject to the lien of the mortgage.  As a result, the Company is able to sell its rights under the Financing Order and the other Investment Recovery Property to the Issuer free and clear of the lien of the mortgage, and when acquired by the Issuer pursuant to the Sale Agreement, the Investment Recovery Property will not be subject to the lien of the mortgage.

Annex I (l)

Opinion of Sidley Austin LLP, regarding ELL’s Credit Agreement

The Investment Recovery Bonds constitute Eligible Securitization Bonds as such term is defined in the Credit Agreement and, accordingly, neither (i) the transfer of the Investment Recovery Property pursuant to the Sale Agreement nor (ii) the creation of the lien on the Investment Recovery Property in favor of the Indenture Trustee for the benefit of the Bondholders will conflict with, or result in a default under, the Credit Agreement.

Annex I (n)

Opinion of Gregory A. Pletsch & Associates  regarding certain matters relating to the Indenture Trustee

1.
The Trustee is, as of the date of the Good Standing Certificate, validly existing banking corporation in good standing under the banking law of the State of New York and authorized to serve as a corporate trustee in the State of Louisiana.

2.	The Indenture has been duly authorized, executed and delivered by the Trustee.

3.	The Indenture constitutes a legal, valid and binding instrument enforceable against Trustee in accordance with its terms.

4.	The Trustee has all necessary fiduciary power required to carry out the duties of the Trustee provided under the Indenture.

5.
The acceptance by the Trustee of its duties and obligations under the Indenture and compliance with provisions thereof does not and will not contravene the Articles of Association or Bylaws of the Trustee or conflict with or constitute on the part of the Trustee a breach of, violation or default under any existing law, rule or administrative regulation, or, to the best of their knowledge, any judgment, order, consent decree, agreement, indenture, mortgage, lease or other instrument to which the Trustee is subject or by which it is bound.

6.
All approvals, consents and orders of any governmental authority or agency having jurisdiction in the matter, which would constitute a condition precedent to the performance by the Trustee of its duties and obligations under the Indenture, have been obtained and are in full force and effect.

7.
To the best of their knowledge, no litigation is pending or threatened, which in any way contests or affects the existence or powers (including trust powers) of the Trustee or the Trustee’s ability to fulfill its duties and obligations under the Indenture.

8.	The Bonds have been duly authenticated and delivered by the Trustee.

Annex I (o)

Opinion of Phelps Dunbar, L.L.P. with respect to the characterization of the transfer of the Investment Recovery Property by ELL to the Issuer as a “true sale” for Louisiana law purposes

Under the governing law of the State of Louisiana, the Company's transfer of the Investment Recovery Property to the Issuer will, upon such transfer, be treated as a true sale and not as a borrowing secured by a security interest in the Investment Recovery Property (other than for federal and state tax purposes and financial accounting purposes), and will transfer ownership of the Investment Recovery Property to the Issuer as provided in Section 1255 of the Securitization Law.

Annex I (p)

Opinion of Phelps Dunbar, L.L.P. regarding certain Louisiana regulatory issues and the prospectus

1.
The Financing Order was duly authorized and issued by the LPSC in accordance with all applicable Louisiana laws, rules and regulations; the Financing Order and the process by which it was issued comply with all applicable Louisiana laws, rules and regulations; and the Financing Order is in full force and effect and is final and not appealable.  Please see our separate opinion to you dated the date hereof that the LPSC Pledge established in the Financing Order will not be disregarded under the reserved powers doctrine.

2.
The Securitization Act, Act No. 988, § 2, of 2010, La. R.S. 45:1251-1261, was duly enacted by the Legislature of the State of Louisiana in accordance with all applicable Louisiana laws and is in full force and effect.  To their knowledge, the validity of the Securitization Act (insofar as it relates to the transactions contemplated in the transaction documents) is not the subject of any pending litigation or appeal.  Please see our separate opinion to you dated the date hereof that the provisions of the Securitization Act relevant to the Transaction are constitutional in all material respects under the Louisiana Constitution and under the United States Constitution.

3.
The Financing Order authorizes the issuance by the Issuer of the Investment Recovery Bonds in an aggregate principal amount which equals or exceeds the initial Outstanding Amount of such Bonds, the transfer of the Investment Recovery Property to the Issuer, the imposition of the Investment Recovery Charges and the periodic adjustments of the Investment Recovery Charges.

4.
Pursuant to Securitization Act Section 1253(C)(5) and Financing Order Ordering Paragraph 48, the Financing Order is "irrevocable” and the LPSC shall not “reduce, impair, postpone, terminate or otherwise adjust” the Investment Recovery Charges approved in the Financing Order, except for the true-up procedures approved in the Financing Order as permitted by Section 1253(C)(4) of the Securitization Act (and except as may be contemplated by a refinancing authorized under with the Securitization Act by a subsequent order of the LPSC).

5.
The Securitization Act includes an explicit pledge binding on the State of Louisiana that the sate will not take or permit any action that impairs the value of the Investment Recovery Property, or, except for periodic adjustments required to be made pursuant to the true-up mechanism permitted by Section 1253(C)(4) of the Securitization Act and established by the LPSC, reduce, alter, or impair the Investment Recovery Charges until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with Investment Recovery Bonds have been paid and performed in full.  In the Financing Order, the LPSC concluded that the Financing Order is subject to this State Pledge.  Also, the Financing Order includes an explicit pledge binding on the LPSC (the “LPSC Pledge”) that the LPSC will not in any way reduce or impair the value of the Investment Recovery Property or, except for periodic adjustments required to be made pursuant to the true-up mechanism authorized by the Financing Order, reduce, impair, postpone, terminate, or otherwise adjust the Investment Recovery Charges, until the indefeasible payment in full of the Investment Recovery Bonds.  In the Financing Order, the LPSC explicitly acknowledges that the Investment Recovery Bonds will be issued and purchased in express reliance upon the LPSC Pledge.

6.	The Issuer is an "assignee" within the meaning of Section 1252(2) of the Securitization Act.

7.	Both the Bondholders and the Trustee qualify as a "financing party" within the meaning of Section 1252(7) of the Securitization Act.

8.
The Investment Recovery Bonds are "investment recovery bonds" within the meaning of Section 1252(9) of the Securitization Act, and the Investment Recovery Bonds are entitled to the protections provided under the Securitization Act and the Financing Order.

9.
The rights and interests of the Company that relate to the Investment Recovery Bonds under the Financing Order (including, without limitation, the irrevocable right to impose, bill, charge, collect and receive Investment Recovery Charges, and to obtain periodic adjustments thereto, and the revenues and collections from the Investment Recovery Charges) are assignable under the Securitization Act, and the Investment Recovery Property conveyed to the Issuer in the Sale Agreement and the Bill of Sale (including, without limitation, the irrevocable right to impose, bill, charge, collect and receive Investment Recovery Charges, and to obtain periodic adjustments thereto, and the revenues and collections from the Investment Recovery Charges) is "investment recovery property" within the meaning of Section 1252(12) of the Securitization Act.

10.	The transaction documents and the transaction conform to the terms of the Financing Order in all material respects.

11.	There presently is no judicial, statutory or constitutional authority in the State of Louisiana for a voter initiative or referendum for the purpose of amending or repealing the Securitization Act.

12.
Pursuant to La. R.S. 24:175, the provisions of the Securitization Act are severable, such that if any provision or item of the Securitization Act, or the application thereof, is held invalid by any court of competent jurisdiction, the invalidity will not affect any other provision or item or the applications of the statute which can be given effect without the invalid provision, item, or application.

13.
The statements set forth in the Final Prospectus dated September 15, 2011, under the headings “Risk Factors – Future state action might attempt to reduce the value of your investment in the investment recovery bonds”, “The Securitization Law”, “ELL’s Financing Order”, and “The Seller, Initial Servicer and Sponsor – Municipalization” to the extent such statements constitute matters of Louisiana law or legal conclusions with respect thereto provide a fair and accurate summary of such law or conclusions in all material respects.

14.
The Financing Order provides that the Financing Order, together with the investment recovery charges authorized in it, shall be binding on any successor to the Company that provides electric transmission and distribution service to the Company’s LPSC-jurisdictional customers, provided that if by law, the Company or its successor is no longer required to own and/or operate both the transmission and distribution systems, then any entity that provides distribution service to the Company’s LPSC–jurisdictional customers shall be bound by the Financing Order.  The Financing Order further provides that the Company and any other entity providing electric transmission or distribution services are required to collect and must remit the nonbypassable investment recovery charges that are applied to all existing and future LPSC-jurisdictional customers receiving electric transmission or distribution service, or both, from Entergy (or its successor or assignee) under rate schedules approved by the Commission (except for certain curtailable and interruptible loads and for certain self-generation).  The Financing Order further provides that the LPSC will ensure that such obligations are undertaken and performed by Entergy or any other entity providing electric transmission and distribution services, or in the event that transmission and distribution services are not provided by a single entity, any entity providing distribution services to Entergy’s LPSC-jurisdictional customers.  Therefore, if (while the Investment Recovery Bonds remain outstanding) a political subdivision franchise held by the Company on the date hereof is not renewed in the future, and a new franchise is granted to a different electric public utility, which is not owned, operated or regulated by the political subdivision, that then provides retail distribution service to LPSC-jurisdictional customers formerly served by the Company, then such other electric public utility shall be a successor under the terms of the Financing Order.

15.	The Company is an “electric utility” as defined in Section 1252(4) of the Securitization Act and La. R.S. 45:121.

Annex I (q)

Opinion of Sidley Austin LLP regarding certain bankruptcy and creditors’ rights issues relating to the Issuer

In a properly presented and argued case, as a legal matter, and based upon existing law, a bankruptcy court would follow applicable state law (in this case Louisiana law) and the terms of the LLC Agreement and (A) hold that (i) the bankruptcy or dissolution of ELL would not, by itself, cause the Issuer to be dissolved or its affairs to be wound up, (ii) a judgment creditor of ELL may not satisfy its claims against ELL by asserting those claims directly against the assets of the Issuer, and (iii) the Issuer is a separate legal entity and its existence as a separate legal entity will continue until the cancellation of its Certificate of Formation and (B) dismiss a voluntary petition on behalf of the Issuer upon a showing that it was filed without proper authority under Louisiana state law.

Annex I (r)

Opinion of Phelps Dunbar, L.L.P. regarding certain matters of
Louisiana limited liability company law

1.	The Issuer has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Louisiana.

2.
The LLC Agreement constitutes a legal, valid and binding agreement of the member, and the Issuer, and is enforceable against the member, in its capacity as member of the Issuer, and the Issuer in accordance with its terms.

3.
Under the Louisiana Limited Liability Company Law (La. R.S. 12:1301, et seq.), and the LLC Agreement, the Issuer has the limited liability company power and authority to execute and deliver the transaction documents and to perform its obligations thereunder, and to own its properties and conduct its business as described in the Registration Statement. The execution and delivery by the Issuer of each of the transaction documents, and the performance by the Issuer of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Issuer. The transaction documents and the LLC Agreement have been duly executed and delivered by the Issuer.

4.
The execution and delivery by the Issuer of, and the performance by the Issuer of its agreements in, the transaction documents (i) do not violate the provisions of the Articles of Organization or the LLC Agreement, and (ii) do not breach or result in a default under any contract or instrument known to us to which the Issuer is a party or to which its property is subject.

5.
If properly presented to a Louisiana court, a Louisiana court applying Louisiana law would conclude that (i) in order for a Person to file a voluntary bankruptcy petition on behalf of the Issuer, the affirmative vote of the member and the prior unanimous affirmative vote of the managers, including each of the independent managers, as provided for in Section 1.08(b) of the LLC Agreement, is required, and (ii) such provision, contained in Section 1.08(b) of the LLC Agreement, that requires the affirmative vote of the member and the prior unanimous affirmative vote of the managers, including each of the independent managers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Issuer, constitutes a legal, valid and binding agreement of the member and is enforceable against the member in accordance with its terms.

6.
Under the LLC Law and Section 9.01(b) of the LLC Agreement, the bankruptcy of the member will not, by itself, cause the Issuer to be dissolved or its affairs to be wound up. Furthermore, under Ordering Paragraph 38 of the Financing Order, the member is not permitted to and shall not withdraw from or otherwise cease to be a member of the Issuer for any reason whatsoever, including that the member itself shall not dissolve or otherwise terminate its legal existence, unless an acceptable new member of the Issuer is substituted for the member, until all Investment Recovery Bonds have been paid in full.

7.
While under the LLC Law, on application to a court of competent jurisdiction, a judgment creditor of the member may be able to charge the member’s membership interest in the Issuer with payment of the unsatisfied amount of judgment (with interest), to the extent so charged, the judgment creditor has only the rights of an assignee of such membership interest. Accordingly, the judgment creditor is entitled only to receive such distribution or distributions, to share in such profits and losses, and to receive such allocation of income, gain, loss, deduction, credit or similar item to which the member would otherwise have been entitled in respect of such member's membership interest. Under the LLC Law, no creditor of the member shall have any right to obtain possession of or otherwise exercise legal or equitable remedies with respect to the property of the Issuer. Thus, under the LLC Law, a judgment creditor of the member may not satisfy its claims against the member by asserting a claim against the assets of the Issuer.

8.
Under the LLC Law (i) the Issuer is a separate legal entity, and (ii) the existence of the Issuer as a separate legal entity shall continue until the dissolution of the Issuer in accordance with the LLC Law and the Articles of Organization.

Annex I (s)

Opinion of Phelps Dunbar, L.L.P. as to certain Louisiana tax matters

1.	For state income tax purposes the Issuer will not be considered an entity separate from ELL;

2.	For state income tax purposes the Investment Recovery Bonds will be considered the indebtedness of ELL;

3.	For franchise tax purposes the Issuer will be considered an entity separate from ELL but as a limited liability company the Issuer will not be liable for franchise taxes;

4.
A corporation or limited liability company that is not otherwise engaged in business in Louisiana or that is not commercially domiciled in Louisiana for Louisiana franchise tax purposes will not become subject to Louisiana franchise taxes merely as a result of holding the Investment Recovery Bonds.

5.
Interest on the Investment Recovery Bonds received by a nonresident bondholder who is not otherwise subject to Louisiana income tax will not become subject to Louisiana income tax unless the bondholder uses the Investment Recovery Bonds as part of an active conduct of the trade or business of the bondholder in Louisiana; and,

6.
The Issuer will not be subject to income, franchise, gross receipts or any similar tax imposed by the State of Louisiana with respect to the receipt and ownership of the Investment Recovery Property (as defined in the Sale Agreement) and the receipt of Investment Recovery Charges authorized under the Financing Order.

Annex I (t)

Opinion of Duggins Wren Mann & Romero, LLP, Texas counsel of ELL, with respect to additional corporate matters for ELL

1.
The execution and delivery by ELL of, and the performance by ELL of its obligations under, each of the transaction documents to which it is a party, each in accordance with its terms, will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under (A) the Articles of Organization or Regulations of ELL, or (B) any law, rule or regulation of any court or governmental agency or body of the State of Texas having jurisdiction over ELL or its property, or to their knowledge, any judgment, decree or order of any such court or governmental agency or body of the State of Texas specifically directed to or affecting ELL.

2.
Each of the transaction documents to which ELL is a party has been duly authorized, executed and delivered by ELL, and the performance by ELL of its obligations thereunder has been duly authorized by all necessary limited liability company action on the part of ELL.

3.	ELL has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Texas.

4.
ELL has the limited liability company power and authority to execute and deliver the ELL Documents and to perform its obligations thereunder.  ELL further has the limited liability company power and authority to conduct the business that it is presently conducting as described in the Registration Statement and to own and operate its properties in such business.

5.
No consent, approval, authorization or other order of, or filing or registration with, any governmental regulatory body of the State of Texas (other than those already obtained or made and those as may be required under applicable state securities laws) is required for the consummation by ELL of the transactions under the transaction documents to which it is a party, or in connection with the execution, delivery and performance by ELL of the transaction documents to which it is a party.

6.
Subject to applicable Louisiana law, and assuming that a Texas court of competent jurisdiction would determine that Chapter 9 of the Texas Business and Commerce Code, as currently in effect in the State of Texas (the “Texas UCC”) was applicable, based upon a search report, upon the filing in the Filing Office of the Texas UCC Precautionary Filing and the payment of the associated filing fees: (i) a security interest in favor of the Issuer (and Indenture Trustee, as assignee of the Issuer under the Texas UCC Precautionary Filing), would be perfected in such portion of the Investment Recovery Property described in the Texas UCC Precautionary Filing in which a security interest can be perfected by filing a financing statement in the Filing Office under the Texas UCC; and (ii) such security interest would rank as to conflicting perfected security interests according to priority in time of perfection, and would have priority over an unperfected security interest and over a person who becomes a lien creditor after the perfection of such security interest.  The search report identifies no secured party who has filed a currently effective financing statement with the Filing Office naming ELL as debtor or seller that purports to cover the Investment Recovery Property, other than the Texas UCC Filings.

7.
Subject to applicable Louisiana law, and assuming that a Texas court of competent jurisdiction would determine that the Texas UCC was applicable, based upon the Search Report, upon the filing in the Filing Office of the Texas UCC Transfer Filing and the payment of the associated filing fees: (i) a security interest in favor of the Issuer, as buyer, would be perfected in such portion of the Investment Recovery Property described in the Texas UCC Transfer Filing in which a security interest can be perfected by filing a financing statement in the Filing Office under the Texas UCC; and (ii) such security interest would rank, as to conflicting security interests according to priority in time of perfection, and would have priority over an unperfected security interest and over a person who becomes a lien creditor after the perfection of such security interest.  The search report identifies no secured party who has filed a currently effective financing statement with the Filing Office naming ELL as debtor or seller that purports to cover the Investment Recovery Property, other than the Texas UCC Filings.

Annex I (u)

Opinion of Dawn A. Abuso, Esq., Senior Counsel—Corporate and Securities of Entergy
Services, Inc., with respect to additional corporate matters

1.
ELL (i) is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Texas, (ii) has due limited liability company power and authority to conduct the business, as described in the Preliminary Prospectus, Issuer Free Writing Prospectuses and the Final Prospectus, to own and operate the properties owned and operated by it in such business, and to execute, deliver and perform its obligations under the Underwriting Agreement and the other transaction documents to which ELL is a party, and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on (a) the financial condition, results of operations or business of ELL and its subsidiaries, taken as a whole, or (b) the ability of ELL to perform its obligations under each of the transaction documents to which it is a party.

2.
No additional or further approval, consent, authorization or other order of, or filing or registration with, any governmental regulatory body of the State of Louisiana, not already obtained or made, is required for the consummation by ELL of the transactions under the documents, or in connection with the execution, delivery and performance by ELL of the transaction documents to which it is a party, other than those that may be required under the Financing Order following the issuance of the Bonds, the UCC filings to be made under the documents, and except for any consents or filings in connection with the provisions of the securities or blue sky laws.

3.
The execution, delivery and performance by ELL of each of the transaction documents to which it is a party and the consummation by ELL of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of ELL and each of the transaction documents to which it is a party has been duly executed and delivered by ELL.

4.
To her knowledge (having made due inquiry with respect thereto), there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving ELL or any of its subsidiaries (including the Issuer), or relating to the Bonds, the Financing Order or the collection of Investment Recovery Charges, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Preliminary Prospectus, Issuer Free Writing Prospectuses and the Final Prospectus, and to her knowledge (having made due inquiry with respect thereto), there is no franchise, contract or other document, to or by which ELL or any of its subsidiaries (including the Issuer) is a party or is bound, of a character required to be described in the Registration Statement, the Preliminary Prospectus, Issuer Free Writing Prospectuses, or the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required.

5.
Neither the execution and delivery of any of the transaction documents to which ELL is a party, nor the consummation of the transactions contemplated by the transaction documents to which ELL is a party by ELL (A) violates or results in any breach of any of the terms or provisions of, or constitutes (with or without notice or lapse of time) a default under ELL’s Articles of Organization, Regulations, or other organizational documents of ELL, or violates or results in any breach of any of the terms or provisions of, or constitutes (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to her (having made due inquiry with respect thereto) to which ELL is a party or by which ELL is bound, (B) results in the creation or imposition of any lien upon any properties of ELL pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the transaction documents and the Investment Recovery Securitization Act), or (C) violates any provision of any law or regulation applicable to ELL or, to her knowledge, any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to ELL(except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction).